UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

MERCER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada	V6B 4N8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 684-1099

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 2, 2010, Mercer International Inc. (the “Company”) issued a press release announcing that it intends to offer for sale an aggregate of $300 million principal amount of senior notes (the “Offering”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds of this issuance, together with cash on hand, to finance the concurrent tender offer and consent solicitation for any and all of the Company’s currently outstanding 9.25% senior notes due 2013.

Pursuant to Regulation FD, the Company is furnishing the foregoing information under Item 7.01 of this Current Report on Form 8-K. This information, most of which has not previously been reported, is being furnished in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Information disclosed in the preliminary offering memorandum used in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: November 5, 2010